UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

NEWPARK RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 7, 2011, William D. Moss was removed as, and is no longer serving as, Vice President, Corporate Strategy and Development Newpark Resources, Inc. (the “Company”). Mr. Moss’ employment with the Company shall terminate effective October 31, 2011. In connection with the termination of his employment, Mr. Moss, subject to the execution and delivery of a release agreement acceptable to the Company, shall be entitled to certain severance benefits as provided under the terms of his Employment Agreement with the Company. The Company has previously filed the Employment Agreement as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 6, 2008 and the Company refers you to the exhibit for the complete terms thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: October 12, 2011

By: /s/ James E. Braun
James E. Braun
Senior Vice President and Chief Financial Officer

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